SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 5(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 29, 2010

RESOURCE HOLDINGS, INC.
(Exact name of registrant as specified in Charter)

Nevada	000-53334	26-2809162
(State of incorporation)	(Commission File No.)	(IRS Employee Identification No.)

11753 Willard Avenue
Tustin, CA  92782
(Address of Principal Executive Offices)

(714) 832-3249
(Issuer Telephone number)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 29, 2010, Jeff A. Hanks resigned from his position as Chief Financial Officer and as a director of Resource Holdings, Inc. (the “Company”).  Mr. Hanks’ resignation was not the result of any disagreements with the Company regarding its operations, policies, or practices.

On November 29, 2010, the Board of Directors of the Company appointed Dean S. Skupen, age 50, to serve as the Company’s Chief Financial Officer and as a member of the Board of Directors of the Company.

Mr. Skupen has over 20 years of auditing and financial reporting experience gained from working at various international and regional accounting firms.  Prior to joining the Company, Mr. Skupen served as a principal and business advisor at Marcum Stonefield LLP, a California-based accounting firm with offices in California and Hong Kong, from November 2000 until August 2010, where he provided auditing and consulting services to public companies and to entrepreneurial companies transitioning from privately held to publicly held in diverse industries.  Mr. Skupen graduated from the University of Southern California with a Bachelor of Science degree in Accounting.  In addition, Mr. Skupen is licensed as a Certified Public Accountant in the State of California and is a member of both the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants.

In connection with his appointment, Mr. Skupen entered into a entered into a one-year non-exclusive Consulting Agreement with the Company, dated November 29, 2010 (the “Consulting Agreement”).  Pursuant to the Consulting Agreement, Mr. Skupen is entitled to receive (i) a monthly consulting fee of $2,000, (ii) a $1,000 preparation fee for each Annual Report on Form 10-K or Quarterly Report on Form 10-Q of the Company completed on a timely basis, and (iii) stock options to purchase 250,000 shares of the Company’s common stock at an exercise price of $0.001 per share, upon entering into the Consulting Agreement. One half of the stock options vest at the end of the first year of the term and the other half of the stock options vest at the end of the second year of the term.  The Consulting Agreement is automatically renewable for successive one-year terms unless cancelled by either party not less than ninety (90) days before the end of the then current term.  In addition, Mr. Skupen will not be required to provide services to the Company on a full-time basis under the Consulting Agreement and he may engage in other activities provided that such activities do not interfere with the performance of his duties under the Consulting Agreement. The Consulting Agreement also contains customary provisions regarding non-competition, non-disclosure of proprietary information and assignment of inventions.

There are no family relationships between Mr. Skupen and any director, executive officer, or person nominated or chosen to become a director or executive officer of the Company.  Mr. Skupen does not have a direct or indirect material interest in any transaction or arrangement in which the Company is a participant other than in connection with his consulting services as described in this report.

The above description of the Consulting Agreement is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and the contents of which are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are furnished herewith:

Exhibit No.	Document

10.1	Consulting Agreement, dated November 29, 2010, by and between Resource Holdings Inc. and Dean Skupen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Resource Holdings, Inc.

By:	/s/ Michael Campbell
Michael Campbell
Chief Executive Officer and President

Dated:  December 3, 2010